Exhibit 99.1

Novelion Therapeutics Provides Update
on Effective Date of Liquidation

VANCOUVER, British Columbia, December 11, 2019 – Novelion Therapeutics Inc. (Ticker: NVLNF) (“Novelion” or the “Company”) today announced that a hearing date has not yet been scheduled for consideration of the Company’s application materials, filed on November 18, 2019 with the Supreme Court of British Columbia (the “Court”), relating to Court orders sought by the Company in connection with the Company’s voluntary liquidation and dissolution (the “Liquidation”). As previously announced, the Company expects that such hearing date, once assigned, will also serve as the effective date of commencement of the Liquidation (the “Effective Date”). The Company intends to publicly announce the date of the hearing (and related Effective Date) as promptly as practicable after such date is received.

Cautionary Information Regarding Trading in the Company’s Securities

The Company continues to caution that trading in the Company’s securities is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities. The Company’s profile on the OTC marketplace notes that the Company is delinquent in its reporting obligations with the U.S. Securities and Exchange Commission (the ”SEC”) and that it is designated as “Pink Limited Information.”

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” and “forward-looking information” within the meaning of applicable laws and regulations, including U.S. and Canadian securities laws. Any statements contained herein which do not describe historical facts, including, but not limited to, those relating to the scheduling of the Court hearing, the establishment of the Effective Date and the public announcement thereof, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, those risks identified in Novelion’s filings with the SEC, including the definitive proxy statement filed on October 3, 2019, all of which are available on the SEC’s website at www.sec.gov. Novelion cautions investors and others not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, Novelion undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

CONTACT:

Michael Price

Executive Vice President and Chief Financial Officer

Novelion Therapeutics Inc.

857-242-5024

investors@novelion.com